UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2013

VIDEO DISPLAY CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	0-13394	58-1217564
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1868 Tucker Industrial Road Tucker, Georgia		30084
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (770) 938-2080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definite Agreement

On July 26, 2013, the Company signed a definitive agreement to sell primarily all of the assets and liabilities of the Company’s Lexel Imaging Systems, Inc. subsidiary to Citidal Partners LTD, LLC.

Under the terms of the agreement, Video Display Corporation will receive cash and Citidal debt securities for the sale of Lexel Imaging Systems, a manufacturer of specialty Cathode Ray tubes for military, medical, industrial and simulation markets. Lexel Imaging Systems, which is part of the Video Display Corporation family of display companies, accounted for approximately 13 percent of the total corporate revenues for the most recent fiscal year ended February 28, 2013.

The transaction, which has been approved by the boards of directors of both companies, is subject to customary closing conditions, including review and approval of Video Display Corporation’s commercial banker, PNC Bank, and it is expected to close on or before September 23, 2013. All of Lexel Imaging Systems’s current employees and management staff are expected to remain in place in Lexington, KY and will join Citidal at the close of the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2013	VIDEO DISPLAY CORPORATION

	By:	/s/ Ronald D. Ordway
Ronald D. Ordway
Chief Executive Officer